SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549



FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported): September 21, 1999


U.S.A. Growth, Inc.

(Exact name of registrant as specified in its charter)



000-20277                                11-2872782

(Commission File Number)          (I.R.S. Employer Identification No.)



1530 Brookhollow Drive, Suite C, Santa Ana, California 92705

(Address of principal executive offices)         (Zip code)


Registrant's telephone number, including area code: 714/427-0760


Not Applicable

(Former name or former address, if changed since last report)





ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT


Effective September 15, 1999, U.S.A. Growth, Inc. (the "Company") has retained Keyhan Company, An Accountancy Corporation; an Irvine, California based full service accounting firm as its principal accountant to audit the Company's financial statements.

The Board of Directors reached this decision, after careful consideration, as a result of the recent relocation of the Company's executive offices to California.

The Company had previously retained the services of Rothstein, Kass & Company ("Former Accountant"), whose reports on the financial statements for the past two fiscal years (July 31, 1998, and 1997) was unqualified. The reports did not contain an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

During these audits there were no disagreements with the Former Accountants on any matter of accounting principles, or practices, financial statement disclosure, or auditing scope of procedure.

The Board of Directors is not aware of any communication from the Prior
Accountant:

(A) that the internal controls necessary for the registrant to develop reliable financial statements do not exist;
(B) that any information has come to accountant's attention that has led it to no longer be able to rely on management's representations, that has made it unwilling to be associated with the financial statements prepared by management;
(C) of the need to expand significantly the scope of its audit, or that the information has come to the accountant's attention, that if further investigated may (a) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued subsequent to the date of the most recent financial statements covered by an audit report, or (b) cause it to be unwilling to rely on management's representations or be associated with the registrant's financial statements.







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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: September 21, 1999    U.S.A. Growth, Inc.


         By: /s/ John J. Anton
         John J. Anton.
         President

































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